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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 20, 2005


                                ----------------

                           Meta Financial Group, Inc.
             (Exact name of registrant as specified in its charter)


                                 ---------------


         Delaware                        0-22140                42-1406262
(State or other jurisdiction of     (Commission File         (IRS Employer
incorporation or organization)           Number)             Identification No.)

                   121 East Fifth Street, Storm Lake, IA 50588
               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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                                TABLE OF CONTENTS

Section 2 - Financial Information

Item 2.06 Material Impairments

Signatures

Section 2 - Financial Information

Item 2.06   Material Impairments

            (a) The Registrant and its principal operating subsidiaries, MetaBank and MetaBank West Central, (collectively the "Bank"), on June 20, 2005, determined that a material amount of its assets were impaired under generally accepted accounting principles. The assets affected include total operating loans secured by new and used cars and contracts receivable of approximately $6.8 million from the Bank to two companies that are affiliated with each other, which filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code during the evening of June 20, 2005. The Bank also has real estate loans totaling approximately $2.0 million to a borrower related to the companies, and a home loan of approximately $1.0 million to the majority owner of such companies. Neither of the borrowers of the latter two loans has filed for bankruptcy.

            (b) and (c) At this time, the Registrant is unable to estimate the amount or range of amounts of the impairment charge and is also unable to estimate the amount or range of amounts of the impairment charge that will result in future cash expenditures. The Registrant will file an amended report on Form 8-K pursuant to this Item 2.06 within four business days after it makes a determination of such estimates or range of estimates.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               META FINANCIAL GROUP, INC.

                               By:  /s/ Ronald J. Walters
                                    ---------------------
                                    Ronald J. Walters
                                    Senior Vice President, Secretary, Treasurer
                                    and Chief Financial Officer

Dated:  June 24, 2005